Exhibit 10.8
AMENDMENT TO THE REPUBLIC SERVICES, INC.
2007 STOCK INCENTIVE PLAN
     THIS AMENDMENT (the “Amendment”), made effective as of the ___ day of January, 2009, to the Republic Services, Inc. 2007 Stock Incentive Plan (the “Plan”), by REPUBLIC SERVICES, INC., a Delaware Corporation (the “Company”).
WITNESSETH :
     WHEREAS, effective as of February 21, 2007, the Company did establish the Plan to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Republic and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of Republic;
     WHEREAS, the board of directors of the Company reserved the right to amend said Plan;
     NOW, THEREFORE, the Plan shall be amended, effective as of January 1, 2009, as follows:
     1. The definition of “Award” under Section 3(a) of the Plan is hereby amended to read as follows:
     (a) “Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or any other award granted pursuant to the Plan.
     2. The definition of “Dividend Equivalent” under Section 3(p) of the Plan is hereby amended to read as follows:

     (p) “Dividend Equivalent” means a right to receive cash, shares of Common Stock, or other property equal in value to dividends paid with respect to one share of Common Stock subject to an Award granted to a Participant under the Plan.
     3. The definition of “Restricted Stock Unit” under Section 3(kk) of the Plan is hereby amended to read as follows:
     (kk) “Restricted Stock Unit” means the right to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to Section 9 hereunder.
     4. Section 6(a)(iii) of the Plan is hereby amended to read as follows:
     (iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Million Two Hundred Fifty Thousand (1,250,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units, and Awards of Common Stock to any one Eligible Individual during any one fiscal year.
     5. Section 6(d)(vi) of the Plan is hereby amended to read as follows:
     (vi) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan and/or
     6. The third sentence of Section 7(i) is hereby amended to read as follows:
Said notice must be delivered to Republic at its principal office and addressed to the attention of Stock Option Administrator, Republic Services, Inc., 18500 N. Allied Way, Phoenix, AZ 85054.
     7. The heading to Section 9 of the Plan is hereby amended to read as follows:
     RESTRICTED STOCK AND RESTRICTED STOCK UNITS
     8. Section 9(a) of the Plan is hereby amended to read as follows:
     (a) Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and/or Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock or Restricted Stock Units shall satisfy the requirements as set forth in this Section.
     9. Section 9(b) of the Plan is hereby amended to read as follows:

     (b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock and/or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11, 12 and 13 of the Plan, Restricted Stock and Restricted Stock Units covered by any Award under this Plan that are subject solely to a future service requirement shall not vest prior to the first (1st) anniversary of the Grant Date. Shares of Restricted Stock and Restricted Stock Units subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 10(d).
     10. Section 9(e) of the Plan is hereby amended to read as follows:
     (e) Shareholder Rights. Unless otherwise provided in an Award Agreement and until the expiration of all restrictions applicable to the Award, the following provisions shall apply with respect to the Restricted Stock and Restricted Stock Units granted pursuant to the Plan.
     (i) Restricted Stock. With respect to Restricted Stock, the following provisions apply:
     (1) the Restricted Stock shall be treated as outstanding,
     (2) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and
     (3) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. Notwithstanding anything to the contrary, if and to the extent so provided in the Award Agreement, all such dividends and distributions shall be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
     (ii) Restricted Stock Units. With respect to Restricted Stock Units, the following provisions apply:
     (1) prior to settlement of the Restricted Stock Unit with shares of Common Stock, the Restricted Stock Unit carries no voting or dividend or other rights associated with the ownership of Common Stock and the shares of Common Stock to which the

Restricted Stock Units relate shall not be treated as outstanding, and
     (2) Unless otherwise provided in the Award Agreement, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in shares of Common Stock having a fair market value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall provide in the Award Agreement.
     11. Section 9(f) of the Plan is hereby amended to read as follows:
     (f) Termination of Service. Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock and unvested Restricted Stock Units held by the Participant and any dividends, distributions or Dividend Equivalents, held in escrow by Republic with respect to such Restricted Stock or Restricted Stock Units shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock or Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(c) as if such grants of Restricted Stock or Restricted Stock Units were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock or Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.
     12. The first sentence of Section 12 of the Plan is hereby amended to read as follows:
     Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of Republic, all Awards shall immediately become exercisable or vested, without regard to any limitation imposed pursuant to this Plan.
     13. Section 15(c) of the Plan is hereby amended to read as follows:
     (c) Dividends and Dividend Equivalents. Except as provided in any Award Agreement or as otherwise provided in Sections 6(d), 9(e) and 10 of the Plan, a

Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, or Dividend Equivalents, on shares of Common Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).
     14. Section 15(k) of the Plan is hereby amended to read as follows:
     (k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of Republic in accordance with applicable law and the Articles of Incorporation and Bylaws of Republic shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 6 or Section 12 hereof); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of Republic must approve an action to be undertaken under the Plan. Except as permitted under Section 6 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.
     15. In all other respects, the Plan shall remain unchanged by this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by a duly authorized officer.

REPUBLIC SERVICES, INC.
By: